Tri-Tech Holding Announces Change in
Independent Directors

Beijing, China – October 28, 2011 – Tri-Tech Holding Inc. (Nasdaq: TRIT), a premier Chinese company that provides leading turn-key solutions in China for the water resources, water and wastewater treatment, industrial safety and pollution control markets, announced today that it has appointed Mr. John McAuliffe as an independent director of the company, effective October 28, 2011. Mr. McAuliffe fills the vacancy resulting from the resignation of Mr. Robert W. Kraft, who,for personal reasons, has resigned his position as an independent director, effective immediately.

Mr. Kraft has had no disagreement with the company on any matter relating to the company’s operations, policies or practices during his tenure as an independent director.

Mr. McAuliffe has over 30 years of financial experience in all aspects of the capital formation process, including IPOs, follow-ons, restructurings, private financings, M&A, management consulting and strategic development, particularly for small businesses. Mr. McAuliffe has been serving as a senior banker at Financial West Securities from September 2010 until present. From 2005 to 2010, Mr. McAuliffe served as a Managing Director of the Investment Banking Department of Newbridge Securities Corp. During this time, he was the lead banker and finder for Nexcera Medical, and the banker and finder of Chemrx Corp. Mr. McAuliffe was also the lead banker for Able Labs, M-Systems, U.S.Teleconstructors, MRV Communications and Videospection. From 1990 to 2000, Mr. McAuliffe was a head of Institutional Sales and branch manager of H.J. Meyers. From 1990 until 1998 H.J. Meyers did over $1 billion in financing primarily for Technology and Biotechnology companies whose road shows were lead by Mr. McAuliffe. Since 1990, Mr. McAuliffe has been an investment banker, and has participated and led in excess of 200 financing transactions in his career. Mr. McAuliffe earned his Bachelor of Science degree from the State University of New York at Brockport.

Tri-tech Holding Inc. (Nasdaq: TRIT) Floor 16th, Tower B, Renji Plaza, No.101 Jingshun Road, Chaoyang District, Beijing, P.R.C 100102 Tel: +86 105732 3666 Fax: +86 10 5963 7230 Web: www.tri-tech.cn	1/2

Mr. Warren Zhao, Board Chairman and CEO of Tri-Tech Holding commented: “We extend our appreciation to Mr. Kraft for his valuable contributions to our company over the years. He provided the board with valuable insights on accounting and corporate governance issues.”

“We are pleased to welcome Mr. John McAuliffe to our board. His strong background and experience in corporate leadership and financing will strengthen and serve our board well. We believe he will provide wise insight into our board’s decision making process on developing company strategies that will best serve the interests of Tri-Tech’s shareholders.”

About Tri-Tech Holding Inc.
Tri-Tech designs customized sewage treatment and odor control systems for China’s municipalities and its larger cities. These systems combine software, information management systems, resource planning and local and distant networking hardware that includes sensors, control systems, programmable logic controllers, supervisory control and data acquisition systems. The company also designs systems that track natural waterway levels for drought control, monitor groundwater quality and assist the government in managing its water resources. The company is also moving into the industrial pollution control market. Tri-Tech owns 27 software copyrights and two technological patents and employs 300 people. Please visit http://www.Tri-Tech.cn for more information.

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include references to the successful completion of the project referenced herein and other statements concerning plans, objectives, goals, strategies, future events such as project payments, results of marketing efforts or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact:
Hawk Associates
Frank Hawkins or Amy Lin
305-451-1888
tritech@hawkassociates.com

Tri-tech Holding Inc. (Nasdaq: TRIT) Floor 16th, Tower B, Renji Plaza, No.101 Jingshun Road, Chaoyang District, Beijing, P.R.C 100102 Tel: +86 105732 3666 Fax: +86 10 5963 7230 Web: www.tri-tech.cn	2/2